                                                             EXHIBIT NUMBER 99.1
                                                            --------------------


[LOGO] InterTrust(R)
     The Meta Trust Utility(TM)


         INTERTRUST TECHNOLOGIES ANNOUNCES APPOINTMENT OF DAVID LOCKWOOD
     AS CHIEF EXECUTIVE OFFICER; VICTOR SHEAR REMAINS CHAIRMAN OF THE BOARD

SANTA CLARA, Calif. (March 27, 2002) -- InterTrust Technologies Corporation (NASDAQ: ITRU), the leading inventor of Digital Rights Management (DRM) and trusted computing technology, today announced that David Lockwood, President and Board member, has been appointed Chief Executive Officer of the company. Mr. Lockwood succeeds the company's founder Victor Shear who has resigned as Chief Executive. Mr. Shear will retain his position as Chairman of the Board.

Since joining the company's Board of Directors in October of 2000, Mr. Lockwood has served as Executive Vice Chairman and President of InterTrust. Prior to joining the company, Lockwood held the position of Co-CEO and Managing Partner of Reuters Greenhouse, Reuter's $400 million early stage venture capital fund. Before Reuters Greenhouse, Lockwood was a Managing Director of Goldman Sachs. During his ten-years at Goldman Sachs, Lockwood founded and managed various businesses in the United States, Asia and Europe.

"David was the clear choice of the Board to lead the company," said Victor Shear. "He is very able and given his tenure, first as a board member, and then as President, he is quite aware of the challenges, assets, and opportunities going forward. David holds my confidence as the new leader of the InterTrust team."

"Victor has made fundamental contributions to computer science by pioneering the field of DRM. I look forward to continuing to work with Victor and benefiting from his experience and vision," said David Lockwood. "I believe that the company has the right mix of people, technology and patents to profit from the advent of DRM and trusted computing . I am committed to the company and its shareholders and will work hard, together with the Board and Victor, as Chairman, to further the company's business and enhance shareholder value."

About InterTrust Technologies Corporation

Over the past twelve years, InterTrust has invented and defined key elements of Digital Rights Management and trusted computing technologies. InterTrust's licensees and partners include AOL/TimeWarner, Cirrus, Compaq, Digital World Services, Mitsubishi, Nokia, Samsung, Sanyo, Texas Instruments, Universal Music Group, and Wave Systems. InterTrust's pioneering role in DRM and trusted computing is underscored by 22 U.S. patents and nearly 90 additional patents pending worldwide.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding InterTrust's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based upon information available to InterTrust as of the date hereof, and InterTrust assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the factors and risks discussed in InterTrust's reports filed from time to time with the Securities and Exchange Commission.

Nothing contained in this release is intended for use in construing the scope, content, or meaning of the patent's claims, specification, or prosecution history, or of any other patent-related materials.

(c) 2002 InterTrust. DigiBox, the InterTrust logo, MetaTrust, and The MetaTrust Utility are registered trademarks of InterTrust Technologies Corporation, and TrustChip, RightsChip, InterRights Point, MetaTrust-Certified, Rights/PD and Rights/System are trademarks of InterTrust Technologies Corporation, all of which may or may not be used in certain jurisdictions. All other brand or product names are trademarks or registered trademarks of their respective companies or organizations.

                                      ###

                                      E-3